Exhibit 99.1
FOR IMMEDIATE RELEASE
October 23, 2025
For further information contact:
Keith Suchodolski, Senior Executive Vice President and Chief Operating Officer, or
Sean Byrnes, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES FIRST QUARTER FISCAL 2026 RESULTS
AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., October 23, 2025 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended September 30, 2025 of $9.5 million, or $0.15 per diluted share, compared to $6.8 million, or $0.11 per diluted share, for the quarter ended June 30, 2025.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on November 19, 2025, to stockholders of record as of November 5, 2025.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are pleased to report a strong quarter that underscores our continued momentum in profitability growth. Net interest margin expansion of 10 basis points, in conjunction with solid credit quality and well-controlled expenses, led to a 36% quarter-over-quarter increase in earnings per share. Our proactive balance sheet management, combined with the expected tailwinds from anticipated reductions in the federal funds rate, positions us well for sustained performance in the quarters ahead.”

Mr. Montanaro continued, “Strategically, we advanced several key initiatives designed to enhance operational efficiency and drive shareholder value. The launch of our partnership with The Lab Consulting—a leading provider of end-to-end robotic process automation—represents a key milestone in our efforts to elevate the client experience and scale revenue efficiently. Additionally, the execution of our previously announced branch consolidations enables us to reallocate capital toward higher-return opportunities, reinforcing our commitment to long-term growth and value creation.”

First Quarter Highlights
•Net interest margin expanded by 10 basis points to 2.10%, while net interest income increased 5.2% to $37.7 million.
•Net income per share increased 36.4% to $0.15 per diluted share, and pre-tax, pre-provision earnings per share increased 18.8% to $0.19 per diluted share.
•The Company continued its loan portfolio diversification efforts, growing construction and commercial business loans by 26.8% and 10.2%, respectively, on an annualized basis.
•The Company is consolidating three branches as part of an optimization of its real estate footprint, streamlining to 40 locations by October 2025.
•In September 2025, the Company entered into a strategic partnership with The Lab Consulting to deploy advanced automation and analytics, designed to enhance operational efficiency, elevate client service, and deliver shareholder value.
Balance Sheet
•Total assets were $7.65 billion at September 30, 2025, a decrease of $92.4 million, or 1.2%, from June 30, 2025.
•Investment securities totaled $1.13 billion at September 30, 2025, consistent with the balance reported at June 30, 2025.
•Loans receivable totaled $5.77 billion at September 30, 2025, a decrease of $45.5 million, or 0.8%, from June 30, 2025, primarily reflecting a decrease in multifamily mortgage loans, partially offset by increases in construction and commercial and industrial loans.
•Deposits were $5.63 billion at September 30, 2025, a decrease of $43.3 million, or 0.8%, from June 30, 2025. This decrease was primarily driven by declines in interest bearing demand deposits and certificates of deposits (“CDs”).
•Borrowings were $1.21 billion at September 30, 2025, a decrease of $50.0 million, or 4.0%, from June 30, 2025, reflecting reductions in Federal Home Loan Bank (“FHLB”) advances.

•At September 30, 2025, the Company maintained available secured borrowing capacity with the FHLB and the Federal Reserve Discount Window of $2.54 billion, representing 33.2% of total assets.
Earnings
Net Interest Income and Net Interest Margin
•Net interest margin expanded by 10 basis points to 2.10% for the quarter ended September 30, 2025. The increase for the quarter was primarily driven by improved asset yields and reductions in borrowings, partially offset by lower average balances on interest-earning assets and higher costs on interest-bearing liabilities.
•For the quarter ended September 30, 2025, net interest income increased $1.9 million to $37.7 million from $35.8 million for the quarter ended June 30, 2025. Included in net interest income for the quarters ended September 30, 2025 and June 30, 2025, respectively, was purchase accounting accretion of $601,000 and $511,000, and loan prepayment penalty income of $490,000 and $217,000.
Non-Interest Income
•For the quarter ended September 30, 2025, non-interest income increased $856,000, or 17.2%, to $5.8 million from $5.0 million for the quarter ended June 30, 2025, primarily driven by a non-recurring pre-tax gain of $749,000 on the sale of property held for sale in the current period. Excluding this item, non-interest income increased $107,000, or 2.1%, to $5.1 million for the quarter ended September 30, 2025.
•Fees and service charges increased $237,000, or 36.2%, to $892,000 for the quarter ended September 30, 2025 from $655,000 for the quarter ended June 30, 2025. The increase primarily reflected higher deposit and branch related fee income.
•Income from BOLI decreased $180,000, or 6.3%, to $2.7 million for the quarter ended September 30, 2025 from $2.9 million for the quarter ended June 30, 2025, primarily driven by the absence of $223,000 in non-recurring payments recorded in the prior period. No such non-recurring items were recorded in the current period.
Non-Interest Expense
•For the quarter ended September 30, 2025, non-interest expense increased $773,000, or 2.5%, to $31.7 million from $30.9 million for the quarter ended June 30, 2025, primarily driven by increases in salary and benefits and net occupancy, partially offset by declines in federal deposit insurance premiums and other expense.
•Salary and benefits expense increased $652,000 to $18.7 million for the quarter ended September 30, 2025 from $18.1 million for the quarter ended June 30, 2025, primarily driven by annual merit increases and higher non-recurring payroll taxes of $185,000 associated with annual incentive compensation.
•Net occupancy expense of premises increased $487,000 to $3.3 million for the quarter ended September 30, 2025 from $2.8 million for the quarter ended June 30, 2025, primarily driven by a non-recurring pre-tax expense of $250,000 associated with our previously announced branch consolidations and non-recurring branch maintenance expenses of $102,000. Excluding these items, net occupancy expense of premises increased $135,000 to $3.0 million, primarily driven by higher repairs and other maintenance expenses.
•Federal deposit insurance premium expense decreased $94,000 to $1.3 million for the quarter ended September 30, 2025 from $1.4 million for the quarter ended June 30, 2025, primarily driven by higher capital ratios.
•Other expense decreased $163,000 to $3.5 million for the quarter September 30, 2025 from $3.6 million for the quarter ended June 30, 2025, primarily driven the absence of non-recurring professional fees incurred in the prior period, partially offset by elevated fraud losses in the current period. The remaining changes in the other components of non-interest expense between comparative periods reflected normal operating fluctuations within those line items.
Income Taxes
•Income tax expense totaled $2.5 million for the quarter ended September 30, 2025 compared to $1.4 million for the quarter ended June 30, 2025, resulting in an effective tax rate of 20.6% and 17.0%, respectively. The increase in income tax expense was due to higher pre-tax income in the current quarter coupled with the tax cost associated with the vesting of certain stock-based compensation awards.

Asset Quality
•The balance of non-performing assets increased to $64.6 million, or 0.84% of total assets, at September 30, 2025 from $45.6 million, or 0.59% of total assets, at June 30, 2025. The increase was driven by a single construction loan that became 90 days past due but remains on accrual status. The loan is secured by collateral under contract for sale, with all covenants satisfied and a loan-to-sale price ratio of 72%. No provision for credit losses related to this loan was recorded as of September 30, 2025, as full repayment is expected upon completion of the sale.
•Net charge-offs totaled $1.0 million, or 0.07% of average loans, on an annualized basis, for the quarter ended September 30, 2025, compared to $49,000, or less than 0.01% of average loans, on an annualized basis, for the quarter ended June 30, 2025. The net charge-offs recorded for the quarter ended September 30, 2025 were primarily driven by a wholesale commercial and industrial (“C&I”) loan, representing the final wholesale C&I loan in the portfolio. This charge-off had previously been individually reserved for within the allowance for credit losses (“ACL”).
•For the quarter ended September 30, 2025, the Company recorded a reversal of credit losses of $82,000, compared to a provision for credit losses of $1.8 million for the quarter ended June 30, 2025. The reversal for the quarter ended September 30, 2025 was largely driven by decreases in the balance of loans receivable, partially offset by qualitative risk factor adjustments.
•The ACL was $45.1 million, or 0.78% of total loans, at September 30, 2025, a decrease of $1.1 million from $46.2 million, or 0.79% of total loans, at June 30, 2025. The decrease in the ACL from June 30, 2025 was largely attributable to a reduction in reserves for individually evaluated loans, resulting from the charge-offs noted above.
Capital
•For the quarter ended September 30, 2025, book value per share increased $0.08, or 0.7%, to $11.63 while tangible book value per share increased $0.09, or 0.9%, to $9.86.
•At September 30, 2025, total stockholders’ equity included after-tax net unrealized losses on securities available for sale of $71.5 million, partially offset by after-tax unrealized gains on derivatives of $3.1 million. After-tax net unrecognized losses on securities held to maturity of $8.4 million were not reflected in total stockholders’ equity.
•At September 30, 2025, the Company’s tangible equity to tangible assets ratio equaled 8.47% and the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

This earnings release should be read in conjunction with Kearny Financial Corp.’s Q1 2026 Investor Presentation, a copy of which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.
Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2025	June 30, 2025	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$130,139	$167,269	$(37,130)	-22.2%
Securities available for sale	1,016,182	1,012,969	3,213	0.3%
Securities held to maturity	116,681	120,217	(3,536)	-2.9%
Loans held-for-sale	6,650	5,931	719	12.1%
Loans receivable	5,767,419	5,812,937	(45,518)	-0.8%
Less: allowance for credit losses on loans	(45,060)	(46,191)	(1,131)	-2.4%
Net loans receivable	5,722,359	5,766,746	(44,387)	-0.8%
Premises and equipment	43,222	43,897	(675)	-1.5%
Federal Home Loan Bank stock	62,011	64,261	(2,250)	-3.5%
Accrued interest receivable	29,460	28,098	1,362	4.8%
Goodwill	113,525	113,525	—	—%
Core deposit intangible	1,317	1,436	(119)	-8.3%
Bank owned life insurance	307,248	304,717	2,531	0.8%
Deferred income taxes, net	51,587	55,203	(3,616)	-6.6%
Other assets	47,629	56,181	(8,552)	-15.2%
Total assets	$7,648,010	$7,740,450	$(92,440)	-1.2%

Liabilities
Deposits:
Non-interest-bearing	$578,481	$582,045	$(3,564)	-0.6%
Interest-bearing	5,053,401	5,093,172	(39,771)	-0.8%
Total deposits	5,631,882	5,675,217	(43,335)	-0.8%
Borrowings	1,206,497	1,256,491	(49,994)	-4.0%
Advance payments by borrowers for taxes	19,261	19,317	(56)	-0.3%
Other liabilities	37,166	43,463	(6,297)	-14.5%
Total liabilities	6,894,806	6,994,488	(99,682)	-1.4%

Stockholders' Equity
Common stock	648	646	2	0.3%
Paid-in capital	494,490	494,546	(56)	0.0%
Retained earnings	344,287	341,744	2,543	0.7%
Unearned ESOP shares	(18,484)	(18,970)	486	2.6%
Accumulated other comprehensive loss	(67,737)	(72,004)	4,267	5.9%
Total stockholders' equity	753,204	745,962	7,242	1.0%
Total liabilities and stockholders' equity	$7,648,010	$7,740,450	$(92,440)	-1.2%

Consolidated capital ratios
Equity to assets	9.85%	9.64%	0.21%
Tangible equity to tangible assets (1)	8.47%	8.27%	0.20%

Share data
Outstanding shares	64,739	64,577	162	0.3%
Book value per share	$11.63	$11.55	$0.08	0.7%
Tangible book value per share (2)	$9.86	$9.77	$0.09	0.9%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	September 30, 2025	June 30, 2025
Interest income
Loans	$68,349	$66,485	$1,864	2.8%
Taxable investment securities	12,600	12,322	278	2.3%
Tax-exempt investment securities	41	49	(8)	-16.3%
Other interest-earning assets	1,518	1,549	(31)	-2.0%
Total interest income	82,508	80,405	2,103	2.6%

Interest expense
Deposits	33,931	33,607	324	1.0%
Borrowings	10,873	10,955	(82)	-0.7%
Total interest expense	44,804	44,562	242	0.5%
Net interest income	37,704	35,843	1,861	5.2%
(Reversal of) provision for credit losses	(82)	1,785	(1,867)	-104.6%
Net interest income after (reversal of) provision for credit losses	37,786	34,058	3,728	10.9%

Non-interest income
Fees and service charges	892	655	237	36.2%
Gain on sale of loans	199	190	9	4.7%
Income from bank owned life insurance	2,689	2,869	(180)	-6.3%
Electronic banking fees and charges	416	442	(26)	-5.9%
Other income	1,651	835	816	97.7%
Total non-interest income	5,847	4,991	856	17.2%

Non-interest expense
Salaries and employee benefits	18,745	18,093	652	3.6%
Net occupancy expense of premises	3,307	2,820	487	17.3%
Equipment and systems	3,974	4,030	(56)	-1.4%
Advertising and marketing	562	615	(53)	-8.6%
Federal deposit insurance premium	1,301	1,395	(94)	-6.7%
Directors' compensation	307	307	—	—%
Other expense	3,470	3,633	(163)	-4.5%
Total non-interest expense	31,666	30,893	773	2.5%
Income before income taxes	11,967	8,156	3,811	46.7%
Income taxes	2,461	1,387	1,074	77.4%
Net income	$9,506	$6,769	$2,737	40.4%

Net income per common share (EPS)
Basic	$0.15	$0.11	$0.04
Diluted	$0.15	$0.11	$0.04

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$6,963	$6,946	$17
Dividend payout ratio	73.2%	102.6%	-29.4%

Weighted average number of common shares outstanding
Basic	62,741	62,597	144
Diluted	62,951	62,755	196

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	September 30, 2025	June 30, 2025
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,806,767	$5,830,421	$(23,654)	-0.4%
Taxable investment securities	1,236,705	1,227,825	8,880	0.7%
Tax-exempt investment securities	6,856	8,039	(1,183)	-14.7%
Other interest-earning assets	115,776	117,622	(1,846)	-1.6%
Total interest-earning assets	7,166,104	7,183,907	(17,803)	-0.2%
Non-interest-earning assets	453,215	454,975	(1,760)	-0.4%
Total assets	$7,619,319	$7,638,882	$(19,563)	-0.3%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,343,809	$2,342,523	$1,286	0.1%
Savings	754,244	754,192	52	0.0%
Certificates of deposit (retail)	1,211,026	1,215,661	(4,635)	-0.4%
Certificates of deposit (brokered)	755,813	744,345	11,468	1.5%
Total interest-bearing deposits	5,064,892	5,056,721	8,171	0.2%
Borrowings:
Federal Home Loan Bank advances	1,077,146	1,083,902	(6,756)	-0.6%
Other borrowings	85,489	107,582	(22,093)	-20.5%
Total borrowings	1,162,635	1,191,484	(28,849)	-2.4%
Total interest-bearing liabilities	6,227,527	6,248,205	(20,678)	-0.3%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	581,625	582,085	(460)	-0.1%
Other non-interest-bearing liabilities	65,024	64,405	619	1.0%
Total non-interest-bearing liabilities	646,649	646,490	159	0.0%
Total liabilities	6,874,176	6,894,695	(20,519)	-0.3%
Stockholders' equity	745,143	744,187	956	0.1%
Total liabilities and stockholders' equity	$7,619,319	$7,638,882	$(19,563)	-0.3%

Average interest-earning assets to average interest-bearing liabilities	115.07%	114.98%	0.09%	0.1%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	September 30, 2025	June 30, 2025
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.71%	4.56%	0.15%
Taxable investment securities	4.08%	4.01%	0.07%
Tax-exempt investment securities (1)	2.42%	2.43%	-0.01%
Other interest-earning assets	5.24%	5.27%	-0.03%
Total interest-earning assets	4.61%	4.48%	0.13%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.63%	2.63%	—%
Savings	1.41%	1.33%	0.08%
Certificates of deposit (retail)	3.56%	3.56%	—%
Certificates of deposit (brokered)	2.67%	2.62%	0.05%
Total interest-bearing deposits	2.68%	2.66%	0.02%
Borrowings:
Federal Home Loan Bank advances	3.69%	3.60%	0.09%
Other borrowings	4.44%	4.45%	-0.01%
Total borrowings	3.74%	3.68%	0.06%
Total interest-bearing liabilities	2.88%	2.85%	0.03%

Interest rate spread (2)	1.73%	1.62%	0.11%
Net interest margin (3)	2.10%	2.00%	0.10%

Non-interest income to average assets (annualized)	0.31%	0.26%	0.05%
Non-interest expense to average assets (annualized)	1.66%	1.62%	0.04%

Efficiency ratio (4)	72.71%	75.66%	-2.95%

Return on average assets (annualized)	0.50%	0.35%	0.15%
Return on average equity (annualized)	5.10%	3.64%	1.46%
Return on average tangible equity (annualized) (5)	6.09%	4.36%	1.73%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$130,139	$167,269	$126,095	$141,554	$155,574
Securities available for sale	1,016,182	1,012,969	1,003,393	1,018,279	1,070,811
Securities held to maturity	116,681	120,217	124,859	127,266	132,256
Loans held-for-sale	6,650	5,931	6,187	5,695	8,866
Loans receivable	5,767,419	5,812,937	5,846,175	5,791,758	5,784,246
Less: allowance for credit losses on loans	(45,060)	(46,191)	(44,455)	(44,457)	(44,923)
Net loans receivable	5,722,359	5,766,746	5,801,720	5,747,301	5,739,323
Premises and equipment	43,222	43,897	44,192	45,127	45,189
Federal Home Loan Bank stock	62,011	64,261	62,261	64,443	57,706
Accrued interest receivable	29,460	28,098	28,521	27,772	29,467
Goodwill	113,525	113,525	113,525	113,525	113,525
Core deposit intangible	1,317	1,436	1,554	1,679	1,805
Bank owned life insurance	307,248	304,717	303,629	301,339	300,186
Deferred income taxes, net	51,587	55,203	52,913	53,325	50,131
Other assets	47,629	56,181	64,292	84,080	67,540
Total assets	$7,648,010	$7,740,450	$7,733,141	$7,731,385	$7,772,379

Liabilities
Deposits:
Non-interest-bearing	$578,481	$582,045	$587,118	$601,510	$592,099
Interest-bearing	5,053,401	5,093,172	5,120,230	5,069,550	4,878,413
Total deposits	5,631,882	5,675,217	5,707,348	5,671,060	5,470,512
Borrowings	1,206,497	1,256,491	1,213,976	1,258,949	1,479,888
Advance payments by borrowers for taxes	19,261	19,317	19,981	17,986	17,824
Other liabilities	37,166	43,463	43,723	38,537	52,618
Total liabilities	6,894,806	6,994,488	6,985,028	6,986,532	7,020,842

Stockholders' Equity
Common stock	648	646	646	646	646
Paid-in capital	494,490	494,546	494,131	494,092	493,523
Retained earnings	344,287	341,744	341,921	342,155	342,522
Unearned ESOP shares	(18,484)	(18,970)	(19,457)	(19,943)	(20,430)
Accumulated other comprehensive loss	(67,737)	(72,004)	(69,128)	(72,097)	(64,724)
Total stockholders' equity	753,204	745,962	748,113	744,853	751,537
Total liabilities and stockholders' equity	$7,648,010	$7,740,450	$7,733,141	$7,731,385	$7,772,379

Consolidated capital ratios
Equity to assets	9.85%	9.64%	9.67%	9.63%	9.67%
Tangible equity to tangible assets (1)	8.47%	8.27%	8.31%	8.27%	8.31%

Share data
Outstanding shares	64,739	64,577	64,580	64,580	64,580
Book value per share	$11.63	$11.55	$11.58	$11.53	$11.64
Tangible book value per share (2)	$9.86	$9.77	$9.80	$9.75	$9.85
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,640,737	$2,709,654	$2,733,406	$2,722,623	$2,646,187
Nonresidential mortgage	988,969	986,556	988,074	950,194	950,771
Commercial business	142,304	138,755	140,224	135,740	145,984
Construction	189,626	177,713	174,722	176,704	227,327
Total commercial loans	3,961,636	4,012,678	4,036,426	3,985,261	3,970,269
One- to four-family residential mortgage	1,749,362	1,748,591	1,761,465	1,765,160	1,768,230
Consumer loans:
Home equity loans	54,116	50,737	49,699	47,101	44,741
Other consumer	2,487	2,533	2,859	2,778	2,965
Total consumer loans	56,603	53,270	52,558	49,879	47,706
Total loans, excluding yield adjustments	5,767,601	5,814,539	5,850,449	5,800,300	5,786,205
Unaccreted yield adjustments	(182)	(1,602)	(4,274)	(8,542)	(1,959)
Loans receivable, net of yield adjustments	5,767,419	5,812,937	5,846,175	5,791,758	5,784,246
Less: allowance for credit losses on loans	(45,060)	(46,191)	(44,455)	(44,457)	(44,923)
Net loans receivable	$5,722,359	$5,766,746	$5,801,720	$5,747,301	$5,739,323

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$20,494	$—	$—	$—	$—
Nonaccrual loans	44,085	45,597	37,683	37,697	39,854
Total nonperforming loans	64,579	45,597	37,683	37,697	39,854
Nonaccrual loans held-for-sale	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$64,579	$45,597	$37,683	$37,697	$39,854

Nonperforming loans (% total loans)	1.12%	0.78%	0.64%	0.65%	0.69%
Nonperforming assets (% total assets)	0.84%	0.59%	0.49%	0.49%	0.51%

Classified loans	$117,780	$118,418	$113,470	$106,718	$67,853

Allowance for credit losses on loans (ACL):
ACL to total loans	0.78%	0.79%	0.76%	0.77%	0.78%
ACL to nonperforming loans	69.78%	101.30%	117.97%	117.93%	112.72%
Net charge-offs	$1,049	$49	$368	$573	$124
Average net charge-off rate (annualized)	0.07%	0.00%	0.03%	0.04%	0.01%

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Funding composition:
Deposits:
Non-interest-bearing deposits	$578,481	$582,045	$587,118	$601,510	$592,099
Interest-bearing demand	2,334,560	2,362,222	2,410,925	2,380,408	2,247,685
Savings	751,253	754,376	758,239	742,266	681,709
Certificates of deposit (retail)	1,208,408	1,218,920	1,218,479	1,213,887	1,215,746
Certificates of deposit (brokered)	759,180	757,654	732,587	732,989	733,273
Interest-bearing deposits	5,053,401	5,093,172	5,120,230	5,069,550	4,878,413
Total deposits	5,631,882	5,675,217	5,707,348	5,671,060	5,470,512

Borrowings:
Federal Home Loan Bank advances	1,006,497	1,106,491	1,028,976	1,028,949	1,209,888
Overnight borrowings	200,000	150,000	185,000	230,000	270,000
Total borrowings	1,206,497	1,256,491	1,213,976	1,258,949	1,479,888

Total funding	$6,838,379	$6,931,708	$6,921,324	$6,930,009	$6,950,400

Loans as a % of deposits	101.7%	101.7%	101.8%	101.4%	105.1%
Deposits as a % of total funding	82.4%	81.9%	82.5%	81.8%	78.7%
Borrowings as a % of total funding	17.6%	18.1%	17.5%	18.2%	21.3%

Uninsured deposits:
Uninsured deposits (reported) (1)	$2,040,021	$1,989,095	$1,959,070	$1,935,607	$1,799,726
Uninsured deposits (adjusted) (2)	$804,209	$813,780	$799,238	$797,721	$773,375
_________________________
(1)Uninsured deposits of Kearny Bank.
(2)Uninsured deposits of Kearny Bank adjusted to exclude deposits of its wholly-owned subsidiary and holding company and collateralized deposits of state and local governments.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income
Loans	$68,349	$66,485	$64,768	$65,408	$66,331
Taxable investment securities	12,600	12,322	12,738	13,803	14,384
Tax-exempt investment securities	41	49	55	59	71
Other interest-earning assets	1,518	1,549	1,773	2,215	2,466
Total interest income	82,508	80,405	79,334	81,485	83,252

Interest expense
Deposits	33,931	33,607	34,912	36,721	35,018
Borrowings	10,873	10,955	10,380	12,152	15,788
Total interest expense	44,804	44,562	45,292	48,873	50,806
Net interest income	37,704	35,843	34,042	32,612	32,446
(Reversal of) provision for credit losses	(82)	1,785	366	107	108
Net interest income after (reversal of) provision for credit losses	37,786	34,058	33,676	32,505	32,338

Non-interest income
Fees and service charges	892	655	573	627	635
Gain on sale of loans	199	190	112	304	200
Income from bank owned life insurance	2,689	2,869	2,617	2,619	2,567
Electronic banking fees and charges	416	442	391	493	391
Other income	1,651	835	869	830	833
Total non-interest income	5,847	4,991	4,562	4,873	4,626

Non-interest expense
Salaries and employee benefits	18,745	18,093	17,700	17,579	17,498
Net occupancy expense of premises	3,307	2,820	3,075	2,831	2,798
Equipment and systems	3,974	4,030	3,921	3,892	3,860
Advertising and marketing	562	615	609	311	342
Federal deposit insurance premium	1,301	1,395	1,450	1,503	1,563
Directors' compensation	307	307	326	361	361
Other expense	3,470	3,633	3,309	3,084	3,364
Total non-interest expense	31,666	30,893	30,390	29,561	29,786
Income before income taxes	11,967	8,156	7,848	7,817	7,178
Income taxes	2,461	1,387	1,200	1,251	1,086
Net income	$9,506	$6,769	$6,648	$6,566	$6,092

Net income per common share (EPS)
Basic	$0.15	$0.11	$0.11	$0.11	$0.10
Diluted	$0.15	$0.11	$0.11	$0.10	$0.10

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$6,963	$6,946	$6,933	$6,933	$6,896
Dividend payout ratio	73.2%	102.6%	104.3%	105.6%	113.2%

Weighted average number of common shares outstanding
Basic	62,741	62,597	62,548	62,443	62,389
Diluted	62,951	62,755	62,713	62,576	62,420

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,806,767	$5,830,421	$5,805,045	$5,762,053	$5,761,593
Taxable investment securities	1,236,705	1,227,825	1,251,612	1,285,800	1,314,945
Tax-exempt investment securities	6,856	8,039	9,135	9,711	12,244
Other interest-earning assets	115,776	117,622	110,736	116,354	131,981
Total interest-earning assets	7,166,104	7,183,907	7,176,528	7,173,918	7,220,763
Non-interest-earning assets	453,215	454,975	457,206	459,982	467,670
Total assets	$7,619,319	$7,638,882	$7,633,734	$7,633,900	$7,688,433

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,343,809	$2,342,523	$2,405,974	$2,314,378	$2,282,608
Savings	754,244	754,192	751,243	711,801	668,240
Certificates of deposit (retail)	1,211,026	1,215,661	1,215,767	1,216,948	1,203,770
Certificates of deposit (brokered)	755,813	744,345	730,612	730,773	551,819
Total interest-bearing deposits	5,064,892	5,056,721	5,103,596	4,973,900	4,706,437
Borrowings:
Federal Home Loan Bank advances	1,077,146	1,083,902	1,028,958	1,085,455	1,325,583
Other borrowings	85,489	107,582	93,389	156,522	237,011
Total borrowings	1,162,635	1,191,484	1,122,347	1,241,977	1,562,594
Total interest-bearing liabilities	6,227,527	6,248,205	6,225,943	6,215,877	6,269,031
Non-interest-bearing liabilities:
Non-interest-bearing deposits	581,625	582,085	602,647	604,915	599,095
Other non-interest-bearing liabilities	65,024	64,405	59,919	65,258	69,629
Total non-interest-bearing liabilities	646,649	646,490	662,566	670,173	668,724
Total liabilities	6,874,176	6,894,695	6,888,509	6,886,050	6,937,755
Stockholders' equity	745,143	744,187	745,225	747,850	750,678
Total liabilities and stockholders' equity	$7,619,319	$7,638,882	$7,633,734	$7,633,900	$7,688,433

Average interest-earning assets to average interest-bearing liabilities	115.07%	114.98%	115.27%	115.41%	115.18%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	4.71%	4.56%	4.46%	4.54%	4.61%
Taxable investment securities	4.08%	4.01%	4.07%	4.29%	4.38%
Tax-exempt investment securities (1)	2.42%	2.43%	2.43%	2.42%	2.32%
Other interest-earning assets	5.24%	5.27%	6.40%	7.62%	7.47%
Total interest-earning assets	4.61%	4.48%	4.42%	4.54%	4.61%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.63%	2.63%	2.73%	2.96%	3.13%
Savings	1.41%	1.33%	1.30%	1.29%	1.05%
Certificates of deposit (retail)	3.56%	3.56%	3.73%	4.06%	4.12%
Certificates of deposit (brokered)	2.67%	2.62%	2.58%	2.70%	2.18%
Total interest-bearing deposits	2.68%	2.66%	2.74%	2.95%	2.98%
Borrowings:
Federal Home Loan Bank advances	3.69%	3.60%	3.63%	3.78%	3.82%
Other borrowings	4.44%	4.45%	4.41%	4.88%	5.28%
Total borrowings	3.74%	3.68%	3.70%	3.91%	4.04%
Total interest-bearing liabilities	2.88%	2.85%	2.91%	3.15%	3.24%

Interest rate spread (2)	1.73%	1.62%	1.51%	1.39%	1.37%
Net interest margin (3)	2.10%	2.00%	1.90%	1.82%	1.80%

Non-interest income to average assets (annualized)	0.31%	0.26%	0.24%	0.26%	0.24%
Non-interest expense to average assets (annualized)	1.66%	1.62%	1.59%	1.55%	1.55%

Efficiency ratio (4)	72.71%	75.66%	78.72%	78.86%	80.35%

Return on average assets (annualized)	0.50%	0.35%	0.35%	0.34%	0.32%
Return on average equity (annualized)	5.10%	3.64%	3.57%	3.51%	3.25%
Return on average tangible equity (annualized) (5)	6.09%	4.36%	4.28%	4.21%	3.89%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted net income:
Net income (GAAP)	$9,506	$6,769	$6,648	$6,566	$6,092
Non-recurring transactions - net of tax:
Branch consolidation expenses	178	—	—	—	—
Gain on sale of property held for sale	(532)	—	—	—	—
Adjusted net income	$9,152	$6,769	$6,648	$6,566	$6,092

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$9,506	$6,769	$6,648	$6,566	$6,092
Adjustments to net income (GAAP):
Provision for income taxes	2,461	1,387	1,200	1,251	1,086
(Reversal of) provision for credit losses	(82)	1,785	366	107	108
Pre-tax, pre-provision net revenue (non-GAAP)	$11,885	$9,941	$8,214	$7,924	$7,286

Adjusted earnings per share:
Weighted average common shares - basic	62,741	62,597	62,548	62,443	62,389
Weighted average common shares - diluted	62,951	62,755	62,713	62,576	62,420

Earnings per share - basic (GAAP)	$0.15	$0.11	$0.11	$0.11	$0.10
Earnings per share - diluted (GAAP)	$0.15	$0.11	$0.11	$0.10	$0.10

Adjusted earnings per share - basic (non-GAAP)	$0.15	$0.11	$0.11	$0.11	$0.10
Adjusted earnings per share - diluted (non-GAAP)	$0.15	$0.11	$0.11	$0.10	$0.10

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.19	$0.16	$0.13	$0.13	$0.12
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.19	$0.16	$0.13	$0.13	$0.12

Adjusted return on average assets:
Total average assets	$7,619,319	$7,638,882	$7,633,734	$7,633,900	$7,688,433

Return on average assets (GAAP)	0.50%	0.35%	0.35%	0.34%	0.32%
Adjusted return on average assets (non-GAAP)	0.48%	0.35%	0.35%	0.34%	0.32%

Adjusted return on average equity:
Total average equity	$745,143	$744,187	$745,225	$747,850	$750,678

Return on average equity (GAAP)	5.10%	3.64%	3.57%	3.51%	3.25%
Adjusted return on average equity (non-GAAP)	4.91%	3.64%	3.57%	3.51%	3.25%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted return on average tangible equity:
Total average equity	$745,143	$744,187	$745,225	$747,850	$750,678
Less: average goodwill	(113,525)	(113,525)	(113,525)	(113,525)	(113,525)
Less: average other intangible assets	(1,395)	(1,513)	(1,636)	(1,761)	(1,886)
Total average tangible equity	$630,223	$629,149	$630,064	$632,564	$635,267

Return on average tangible equity (non-GAAP)	6.09%	4.36%	4.28%	4.21%	3.89%
Adjusted return on average tangible equity (non-GAAP)	5.87%	4.36%	4.28%	4.21%	3.89%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$31,666	$30,893	$30,390	$29,561	$29,786
Non-recurring transactions:
Branch consolidation expenses	(250)	—	—	—	—
Non-interest expense (non-GAAP)	$31,416	$30,893	$30,390	$29,561	$29,786

Non-interest expense ratio (GAAP)	1.66%	1.62%	1.59%	1.55%	1.55%
Adjusted non-interest expense ratio (non-GAAP)	1.65%	1.62%	1.59%	1.55%	1.55%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$31,416	$30,893	$30,390	$29,561	$29,786

Net interest income (GAAP)	$37,704	$35,843	$34,042	$32,612	$32,446
Total non-interest income (GAAP)	5,847	4,991	4,562	4,873	4,626
Non-recurring transactions:
Gain on sale of property held for sale	(749)	—	—	—	—
Total revenue (non-GAAP)	$42,802	$40,834	$38,604	$37,485	$37,072

Efficiency ratio (GAAP)	72.71%	75.66%	78.72%	78.86%	80.35%
Adjusted efficiency ratio (non-GAAP)	73.40%	75.66%	78.72%	78.86%	80.35%